Exhibit 5.01

[Letterhead of Cleary Gottlieb Steen & Hamilton LLP]

November 12, 2013

Alkermes plc
Connaught House
1 Burlington Road
Dublin 4, Ireland

Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special United States counsel to Alkermes plc, a corporation incorporated under the laws of the Republic of Ireland (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s registration statement on Form S-3 (excluding the documents incorporated by reference therein, the “Registration Statement”) filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering from time to time, together or separately and in one or more series (if applicable), of (i) debt securities of the Company (the “Debt Securities”) and (ii) certain other securities.

The Debt Securities being registered under the Registration Statement will have an indeterminate aggregate initial offering price and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

The Debt Securities are to be issued in one or more series under an indenture (as amended or supplemented, the “Indenture”) to be entered into between the Company and a trustee at or before the time of issuance of the Debt Securities.

In arriving at the opinion expressed below, we have reviewed the following documents:

(a)  the Registration Statement and the documents incorporated by reference therein; and

(b)  the form of Indenture included as Exhibit 4.01 to the Registration Statement, including the form of Debt Security.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such other documents, and  we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

In rendering the opinion expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.  In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that the Debt Securities will be the valid, binding and enforceable obligations of the Company, entitled to the benefits of the applicable Indenture.

Insofar as the foregoing opinion relates to the validity, binding effect or enforceability of any agreement or obligation of the Company, (a) we have assumed that the Company and each other party to such agreement or obligation has satisfied or, prior to the issuance of the Debt Securities, will satisfy, those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it, (b) we have assumed that at the time of the issuance, sale and delivery of the Debt Securities, any prior authorization thereof by the Company will not have been modified or rescinded and there will not have occurred any change in law affecting the validity, binding effect and enforceability of the Debt Securities, (c) such opinion is subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (d) such opinion is subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

In rendering the opinion expressed above, we have further assumed that (i) prior to the issuance of the Debt Securities, the Company will authorize the offering and issuance of the Debt Securities and will duly authorize, approve and establish the final terms and conditions thereof, which terms will conform to the descriptions thereof in the Registration Statement, and to the terms of the applicable Indenture, and will not violate any applicable law, conflict with any matter of public policy, result in a default under or breach of any agreement or instrument binding upon the Company or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (ii) prior to issuance of the Debt Securities, the Company will duly authorize, execute and deliver any agreement necessary with respect to the Debt Securities or contemplated by the Debt Securities, any agreement governing those Debt Securities or the Registration Statement and will take any other appropriate additional corporate action; (iii) the applicable Indenture will have been duly authorized and validly executed and delivered by the parties thereto and qualified under the Trust Indenture Act of 1939, as amended; (iv) the Debt Securities will be offered, issued, sold and delivered in compliance with applicable law and any requirements therefor set forth in any corporate action authorizing such Debt Securities and any agreement governing those Debt Securities and in the manner contemplated by the Registration Statement and the related prospectus describing the Debt Securities and the offering thereof; and (v) the Debt Securities will be offered, sold and delivered to, and paid for by, the purchasers thereof at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto.

In addition, in rendering the opinion above, we have assumed that with respect to any Debt Security or any applicable Indenture that includes any alternative or additional terms that are not specified in the forms thereof examined by us, such inclusion would not cause such Debt Security not to be valid, binding or enforceable.

In rendering the opinion expressed above, we have assumed that each series of Debt Securities will be issued with an original aggregate principal amount (or in the case of Debt Securities issued at original issue discount, an aggregate issue price) of $2,500,000 or more.

We note that any designation in the Debt Securities, in the applicable Indenture or any other applicable agreement governing those Debt Securities of the U.S. federal courts sitting in New York City as the venue for actions or proceedings relating to such Debt Securities or Indenture is (notwithstanding any waiver thereof) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. §1404(a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such an action or proceeding.

We note that by statute New York provides that a judgment or decree rendered in a currency other than the currency of the United States shall be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment or decree. There is no corresponding federal statute and no controlling Federal court decision on this issue. Accordingly, we express no opinion as to whether a Federal court would award a judgment in a currency other than U.S. dollars or, if it did so, whether it would order conversion of the judgment into U.S. dollars. In addition, to the extent that any Debt Securities or applicable agreement governing those Debt Securities includes a provision relating to indemnification against any loss in obtaining currency due from a court judgment in another currency, we express no opinion as to the enforceability of such provision.

The foregoing opinion is limited to the federal law of the United States of America and the law of the State of New York.

We hereby consent to the use of our name in the prospectus constituting a part of the Registration Statement and in any prospectus supplements related thereto under the heading “Legal Matters,” and to the use of this opinion as a part of the Registration Statement (Exhibit 5.01). In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. The opinion expressed herein is rendered on and as of the date hereof, and we assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinion expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By	/s/ Jorge U. Juantorena
Jorge U. Juantorena, a Partner